POWER OF ATTORNEY

BY THESE PRESENTS, that each of the undersigned constitutes and appoints Amy J. Lee, Mark E. Mathiasen and Michael P. Megaris to act as attorney-in-fact and agent with full power of substitution and resubstitution of him or her in his or her name, place and stead, to sign any and all registration statements on Form N-2 applicable to the Fiduciary/Claymore Energy Infrastructure Fund, Guggenheim Taxable Municipal Managed Duration Trust, Guggenheim Strategic Opportunities Fund, Guggenheim Enhanced Equity Income Fund, Guggenheim Credit Allocation Fund and Guggenheim Energy & Income Fund, and any amendment or supplement thereto, including any subsequent registration statement pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and any other filings in connection therewith, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitutes, may lawfully do or cause to be done by virtue thereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of this 13th day of November, 2019.

/s/ Randall C. Barnes Randall C. Barnes /s/ Angela Brock-Kyle	/s/ Thomas F. Lydon, Jr. Thomas F. Lydon, Jr. /s/ Ronald A. Nyberg
Angela Brock-Kyle /s/ Donald A. Chubb, Jr.	Ronald A. Nyberg /s/ Sandra G. Sponem
Donald A. Chubb, Jr. /s/ Jerry B. Farley	Sandra G. Sponem /s/ Ronald E. Toupin, Jr.
Jerry B. Farley /s/ Roman Friedrich III	Ronald E. Toupin, Jr.
Roman Friedrich III

POWER OF ATTORNEY

BY THESE PRESENTS, that the undersigned constitutes and appoints Mark E. Mathiasen and Michael P. Megaris to act as attorney-in-fact and agent with full power of substitution and resubstitution of him in her name, place and stead, to sign any and all registration statements on Form N-2 applicable to the Fiduciary/Claymore Energy Infrastructure Fund, Guggenheim Taxable Municipal Managed Duration Trust, Guggenheim Strategic Opportunities Fund, Guggenheim Enhanced Equity Income Fund, Guggenheim Credit Allocation Fund and Guggenheim Energy & Income Fund, and any amendment or supplement thereto, including any subsequent registration statement pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and any other filings in connection therewith, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitutes, may lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this 13th day of November, 2019.

/s/ Amy J. Lee
Amy J. Lee